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                        SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON D.C. 20549

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                                     FORM 8-K/A


                 Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934

          Date of report (Date of earliest event reported):  June 1, 1998
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                            HARRAH'S ENTERTAINMENT, INC.

               (Exact name of registrant as specified in its charter)


              DELAWARE                 1-10410             62-1411755
    (State or other jurisdiction     (Commission        (I.R.S. Employer
         of incorporation or         File Number)     Identification No.)
            organization)

          1023 CHERRY ROAD
         MEMPHIS, TENNESSEE                                  38117
   (Address of Principal Executive                         (Zip Code)
              Offices)
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                                   (901) 762-8600
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                (Registrant's telephone number, including area code)




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           (Former name or former address, if changed since last report.)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

          On June 1, 1998, the Registrant consummated its acquisition of Showboat, Inc., a Nevada corporation ("Showboat"), pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 18, 1997, by and among the Registrant, HEI Acquisition Corp., a Nevada corporation and an indirect wholly-owned subsidiary of the Registrant ("Merger Sub"), and Showboat. The Registrant's acquisition of Showboat was effected by merging Merger Sub with and into Showboat (the "Merger") with Showboat continuing as the surviving corporation.

          A special meeting of the stockholders of Showboat was held on April 23, 1998, at which the stockholders were asked, pursuant to a Proxy Statement dated March 20, 1998, to consider and vote upon the Merger Agreement. The stockholders of Showboat approved and adopted the Merger Agreement at the meeting.

          Following receipt of stockholder and other regulatory approvals, Articles of Merger with respect to the Merger were filed with the Secretary of State of the State of Nevada. This filing was accepted and the Merger became effective on June 1, 1998 with the result that Showboat became an indirect wholly-owned subsidiary of the Registrant.

          Upon consummation of the Merger, the Registrant acquired Showboat for $30.75 per issued and outstanding share of common stock, par value $1.00 per share, in an all-cash transaction valued at approximately $512 million in the aggregate and assumed approximately $635 million of Showboat debt. The Registrant borrowed substantially all of the funds needed to pay such merger consideration and other expenses related to the Merger and to assume such indebtedness under its existing credit facility.

          The Registrant's common stock is listed on the New York Stock Exchange, Inc. and trades under the symbol "HET." The Registrant's common stock also is listed on the Chicago Stock Exchange, the Pacific Exchange, Inc. and the Philadelphia Stock Exchange.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (a)    Financial statements of businesses acquired.

          The audited financial statements of Showboat for the three previous fiscal years, and the accountant's report related thereto, set forth in Showboat's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and the unaudited financial statements for the period ended March 31, 1998 set forth in Showboat's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, are incorporated herein by reference.

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          (b)    Pro forma financial information.

          The Unaudited Pro Forma Consolidated Condensed Statements of Income of the Registrant for the six months ended June 30, 1998 and the year ended December 31, 1997, giving effect to the Registrant's acquisition of Showboat and certain related transactions, are attached as Exhibit 99.2 and incorporated herein by reference.

          (c)    Exhibits

     2.1 Agreement and Plan of Merger, dated as of December 18, 1997, by and among Harrah's Entertainment, Inc., HEI Acquisition Corp. and Showboat, Inc. (incorporated by reference from Harrah's Current Report on Form 8-K, dated December 18, 1997).

     23.1   Consent of KPMG Peat Marwick L.L.P.*

     99.1   Text of Press Release, dated June 1, 1998.*

     99.2 Harrah's Entertainment, Inc. Unaudited Pro Forma Consolidated Condensed Statements of Income for the six months ended June 30, 1998 and the year ended December 31, 1997.

     * Previously filed.

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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                HARRAH'S ENTERTAINMENT, INC.


Date: August 14, 1998                           By: /s/ E.O. Robinson, Jr.
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                                                Name: E.O. Robinson, Jr.
                                                Title: Senior Vice President and
                                                       General Counsel

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